                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     / / Definitive proxy statement
     /X/ Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              MERCK & CO., INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              MERCK & CO., INC.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     / / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrations statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------
- ---------------
    (1)Set forth the amount on which the filing fee is calculated and state how it was determined.

         Attached is material which the Company believes has previously been publicly disseminated by the Sheet Metal Workers' International Association Local Union 19, of which Mr. Thomas J. Kelly is President/Business Manager, and a letter which the Company received from the Sheet Metal Workers' Local 19. The Company may use some or all of this material in the future in connection with the solicitation of proxies from its stockholders. The Company did not ask for, or receive consent from, the Sheet Metal Workers' Local 19 to the use of this material as proxy soliciting material.

                              BOYCOTT MERCK DRUGS

         MERCK demands top dollar when you buy its drugs from your hospital or pharmacy. Indeed, MERCK's profits depend on you and your doctor to request MERCK drugs by brand-name, and to pay the higher prices that name entails. But now MERCK insists on "cut-rate" labor when it builds or renovates its corporate and manufacturing facilities.

         MERCK wants your hard earned dollars, but now it is using some of those dollars to undercut the wages and benefit standards of this community. Construction workers currently employed by contractors on MERCK building projects receive wages and benefits far below the prevailing rate for building trades workers in the Greater Philadelphia area. But MERCK is allowing those cut-rate contractors to perform work on its construction projects, even though MERCK depends for its very existence on your purchase of top-priced drug products.

         We believe that any attempt to undercut the wage standards of any worker can spread throughout the community and harm us all. If we don't fight back, no craftsman, no salesman, no employee of any kind will be safe. Your job, your livelihood, may be next!

         PLEASE BOYCOTT MERCK DRUGS until MERCK stops allowing its construction work to be done at substandard wage and benefit levels. Let MERCK know you won't pay them to hurt you and your family.

         REFUSE MERCK DRUGS by asking your doctor or pharmacy to substitute an alternative wherever medically possible.

         CALL MERCK'S CEO, Dr. Roy Vagelos at 908-594-6775 or 215-661-5236 and tell him that you deplore MERCK's destruction of your way of life.

                 SHEET METAL WORKERS' INTERNATIONAL ASSOCIATION
                               LOCAL UNION NO. 19
                           1301 SOUTH DELAWARE AVENUE
                             PHILADELPHA, PA 19147
                                 (215) 952-1999

We are not asking anyone to cease deliveries or work for MERCK or any entity.

                                 [Union Label]

                   [CARTOON A - See Appendix for Narrative]

         PHILADELPHIA HAS A NEW TURKEY THIS THANKSGIVING--Merck & Company, the pharmaceutical firm.

         Merck has hired a union-busting construction manager from South Carolina to take jobs away from skilled union workers. Don't help them. Please don't buy these Merck, Sharp & Dohme products:

                 ALDOCLOR                          ALDOMET                           ALDORIL
                 BENEMID                           BLOCADREN                         CLINORIL
                 COGENTIN                          ColBENEMID                        CORTONE
                 CUPRID                            CUPRIMINE                         DARANIDE
                 DECADERM                          DECADERM                          DECADRON
                 DECADRON                            IN ESTERGEL                     DEMSER
                   TABLETS                         DECASPRAY                         DOLOBID
                 DIUPRES                           DIURIL                            FLEXERIL
                 EDECRIN                           ELAVIL                            HYDROCORTONE
                 FLOROPRYL                         HUMORSOL                          INDOCIN
                 HydroDIURIL                       HYDROPRES                         MEPHYTON
                 INVERSINE                         LACRISERT                         MINTEZOL
                 MEVACOR                           MIDAMOR                           NOROXIN
                 MODURETIC                         NEODECADRON                       REDISOL
                 PEPCID                            PERIACTIN                         TIMOPTIC
                 SINEMET                           TIMOLIDE                          URECHOLINE
                 TONOCARD                          TRIAVIL                           VIVACTIL
                 VASERETIC                         VASOTEC

[Union Seal]

For more information, contact: Thomas J. Kelly, president & business manager, Sheet Metal Workers International Association, Local Union 19, 1301 South Delaware Ave., Philadelphia, Pa. 19147 (215) 952-1999.

                              Ask your druggist
                   [CARTOON B - See Appendix for Narrative]

         Why is Merck & Co. using a union busting construction manager from South Carolina to take jobs away from skilled union craftsmen?

         Support your neighbors and friends. Please don't purchase these Merck, Sharp & Dohme pharmaceutical products:

                 ALDOCLOR                          ALDOMET                           ALDORIL
                 BENEMID                           BLOCADREN                         CLINORIL
                 COGENTIN                          ColBENEMID                        CORTONE
                 CUPRID                            CUPRIMINE                         DARANIDE
                 DECADERM                          DECADERM                          DECADRON
                 DECADRON                            IN ESTERGEL                     DEMSER
                   TABLETS                         DECASPRAY                         DOLOBID
                 DIUPRES                           DIURIL                            FLEXERIL
                 EDECRIN                           ELAVIL                            HYDROCORTONE
                 FLOROPRYL                         HUMORSOL                          INDOCIN
                 HydroDIURIL                       HYDROPRES                         MEPHYTON
                 INVERSINE                         LACRISERT                         MINTEZOL
                 MEVACOR                           MIDAMOR                           NOROXIN
                 MODURETIC                         NEODECADRON                       REDISOL
                 PEPCID                            PERIACTIN                         TIMOPTIC
                 SINEMET                           TIMOLIDE                          URECHOLINE
                 TONOCARD                          TRIAVIL                           VIVACTIL
                 VASERETIC                         VASOTEC

[Union Seal]

For more information, contact: Thomas J. Kelly, president & business manager, Sheet Metal Workers International Association, Local Union 19, 1301 South Delaware Ave., Philadelphia, Pa. 19147 (215) 952-1999.

                    SHEET METAL WORKERS' LOCAL UNION NO. 19
                                 BENEFIT FUNDS
                1301 S. Delaware Avenue o Philadelphia, PA 19147
                                 (215) 952-1990
                HEALTH & WELFARE o PENSION o VACATION o ANNUITY

                                                                October 22, 1987

Dear Participant:

Enclosed is your new identification card for our prescription drug program. This card is to be used for the six month period commencing November 1, 1987. We have listed on the card your dependents currently carried on Welfare Fund records. Should changes be necessary please notify the Fund office so a new card can be issued.

Please note "Merck Products Excluded" has been indicated on your identification card. Recently the Merck Co. has contracted for a $6,000,000 job to be performed by non-union contractors. This will result in a loss of 45 jobs for members of Local Union # 19 that could be expected to last a year.

As union members, we cannot condone the purchase of prescription drugs manufactured by a company that through their use of non-union labor is depriving Local # 19 members of jobs. At our request, NPA has reviewed our paid prescriptions for the past 12 months. We are informed that of the total prescriptions paid, more than $85,000 was for Merck products.

We will not, therefore, effective November 1, 1987 provide payment for prescription drugs manufactured by the Merck Co. For your information a list of Merck products is attached. Should you currently be using any of these products, when you require a refill, request your doctor write a prescription for a generic equivalent or if not available for a similar medication manufactured by another company.

If you are not currently using medication you may in the future. Request that your doctor prescribe other than Merck products. There may be some few cases where the prescription required is manufactured only by Merck and no generic substitution is available. In these cases you should use a Direct Pay form which should be completed by the pharmacist at the time of the prescription drug purchase. The completed form should be forwarded to NPA for payment. Direct Pay forms may be secured from the Welfare Fund Office upon request. Upon verification that no generic equivalent or similar drug is available you will receive reimbursement from NPA.

If you do not have a Direct Pay form at the time you purchase a Merck product for which there is no generic equivalent or similar drug recommended by your physician, secure an itemized receipt from the pharmacist indicating name of patient, date of purchase, name of drug and quantity purchased. This receipt should be forwarded to the Welfare Fund Office for payment.

We request your full cooperation in this effort. As union members we must convey a message to companies using non-union labor that we will not use their products. They must be made to understand that the savings realized by use of non-union labor may not appear as significant when offset by loss of sales.

                                        Sincerely,

                                        /S/ Joseph L. Cavanaugh
                                            Joseph L. Cavanaugh
                                            Administrator

                          MERCK SHARP & DOHME PRODUCTS

ALDOCLOR                                                    HYDROCORTONE
ALDOMET*                                                    HydroDIURIL*
ALDORIL*                                                    HYDROPRES*
BENEMID*                                                    INDOCIN*
BLOCADREN                                                   INVERSINE
CLINORIL                                                    LACRISERT
COGENTIN*                                                   MEPHYTON
ColBENEMID*                                                 MEVACOR
CORTONE                                                     MIDAMOR
CUPRID                                                      MINTEZOL
CUPRIMINE                                                   MODURETIC
DARANIDE                                                    NEODECADRON
DECADERM                                                    NOROXIN
DECADERM IN ESTERGEL                                        PEPCID
DECADRON                                                    PERIACTIN
DECADRON TABLETS*                                           REDISOL
DECASPRAY                                                   SINEMET
DEMSER                                                      TIMOLIDE
DIUPRES*                                                    TIMOPTIC
DIURIL*                                                     TONOCARD
DOLOBID                                                     TRIAVIL*
EDECRIN                                                     URECHOLINE*
ELAVIL*                                                     VASERETIC
FLEXERIL                                                    VASOTEC
FLOROPRYL                                                   VIVACTIL
HUMORSOL

Of the products listed, those marked with an * are drugs for which generic substitutions are available. Of the remaining, in many instances, similar products are manufactured by other drug firms. You should request your doctor permit generic substitution and prescribe similar products if available.

NOTE: NPA will provide payment for only those drugs manufactured by Merck for which there is no generic substitution or similar product.

         [Letterhead of Sheet Metal Workers' International Association]
                                 Local Union 19

March 25, 1988

Dear Doctor:

Since 1949, the Sheet Metal Workers' Union's Medical Plan has been providing medical coverage to our members and their families. Our records indicate that you have provided services to participants covered by our medical plan. The purpose of this letter is to solicit your support and cooperation in the Sheet Metal Worker's Union boycott of pharmaceutical products manufactured by the Merck, Sharp and Dohme Corporation.

Recently, the Merck Company brought in a union busting construction manager from South Carolina which hired a non-union sheet metal contractor. This took jobs away from skilled union craftsmen. Previous to this action, competent and highly qualified union contractors had employed our members to work in Merck's West Point Park Plant, providing quality construction at fair prices.

As union members, we cannot condone the purchase of prescription drugs manufactured by a company that, through their use of non-union contractors, is helping deprive Local 19 members of jobs. We have reviewed our paid prescriptions for the past twelve months and have determined that of the total prescriptions paid, more than $85,000 were for Merck products.

The Sheet Metal Workers Local 19 Health & Welfare Fund has independently decided not to provide payment for prescription drugs manufactured by the Merck Co. when alternatives are available. We understand that you shall be advised of this program under separate cover in a letter from the Fund. We request on behalf of our members, that you cooperate with this restriction being imposed by the Health & Welfare Fund.

We are proud that our Union was the first Building Trades Union in the City of Philadelphia to establish a medical plan for its members. The Health & Welfare Fund's annual payment to providers of medical services is in excess of $10 million, and the total annual cost of the prescription drug program is well over $1 million. The medical plan is financed by Union employer contributions submitted on behalf of union members they employ. The Merck Company's actions have helped to deprive our members of jobs. Merck should not continue to benefit from our hard earned fringe benefits.

Sincerely yours,


/S/ Thomas J. Kelly
- -------------------
Thomas J. Kelly
President
Business Manager

TJK/bkw

         [Letterhead of Sheet Metal Workers' International Association]
                                 Local Union 19

November 10, 1993

Certified Mail # P 722 564 380
Return Receipt Requested

Merck & Co., Inc.
P.O. Box 100
Whitehouse Station, NJ  08889-0100

         RE:     Shareholder's Resolution

Gentlemen:

The enclosed proposed shareholder Resolution is submitted for inclusion in the proxy statement and form of proxy relating to the 1994 annual meeting.

The proponent of this Resolution is Sheet Metal Workers, Local 19, 1301 South Columbus Boulevard (formerly 1301 South Delaware Avenue), Philadelphia, PA 19147. The organization is the holder of 200 shares of Merck common stock having purchased 100 shares on February 13, 1991 (No. CB 519335) and acquired 100 shares on May 22, 1992 (No. ZQ cz084927).

Sincerely yours,


/S/ Thomas J. Kelly
- -------------------
Thomas J. Kelly
President/Business Manager

TJK/eb
Enclosure
cc:  Ms. Celia Calbert, Treasurer
     Certified Mail #P 722 564 381

                                 [Union Label]

                                   RESOLUTION

         The Sheet Metal Workers International Association, Local Union No. 19, 1301 South Columbus Boulevard, Philadelphia, PA 19147, owner of 200 shares of Common Stock of the company, hereby gives notice that it intends to present for action at the Annual Meeting the following resolution:

                 BE IT RESOLVED: That the stockholders of Merck & Co., Inc. ("Company") recommend that our Board of Directors take the necessary steps to adopt and implement a policy of utilizing construction companies and subcontractors for the erection and construction of Company facilities that hire unionized employees and whose unions are affiliated with the Building and Construction Trades Department of the AFL-CIO and which construction companies and subcontractors contributed to health benefits, pension, and training plans for the benefit of their workers.

         SUPPORTING STATEMENT: Unionized construction workers have long been the beneficiaries of health benefits plans obtained through the process of collective bargaining with their employers. These plans are and will continue to be the purchasers of millions of dollars of pharmaceuticals manufactured by the Company. Every hour worked by a unionized construction worker provides funding for the provision of these health benefits.

         Unionized construction workers also participate in industry pension plans that provide retired workers with the ability to purchase pharmaceuticals that are not available under medicare. Retirement with dignity has been a major goal of the labor movement since its inception.

         The proponent believes that the Company should encourage the employment of unionized labor thereby increasing the number of workers who participate in health care plans that provide drug prescription programs and retirement plans that give participants the ability to live with dignity upon retirement.

         By contrast, the Bureau of Labor Statistics reports that few non union construction workers are afforded health benefits that include drug prescription programs or retirement plans. When labor unions collectively bargain for area wage standards that provide these benefits, they support the ability of the Company to offer pharmaceuticals at fair prices to millions of Americans. The destruction of labor's area wage standards destroys the ability of workers to purchase the Company's products. It makes little sense to reward non union companies whose lower bid prices are based on their rejection of health care and retirement benefits for their employees.

         The proponent believes that the support of unionized labor is in the self-interest of the Company. Strong health benefit plans support the share price of the stock and further Company goals respecting the sales of drugs.

         The proponent also believes that training programs sponsored jointly by the union and the construction industry provide skilled workers who, in the long run, lower the Company's costs of construction, maintenance and repair.

         Finally, the failure to utilize unionized workers in the construction of Company facilities results in adverse publicity and higher costs for the Company, potentially affecting sales of Company products at the corner pharmacy.

         THE PROPONENT RECOMMENDS THAT YOU VOTE IN FAVOR OF THE RESOLUTION.

                                   APPENDIX


CARTOON A                                            NARRATIVE

"Philadeldelphia has              The cartoon depicts a live, frightened turkey
a new turkey this                 standing on a table with its wings stretched
Thanksgiving"                     over its head in a protective stance.  The
                                  words "MERCK & COMPANY" are emblazened across the turkey's chest. The head of an American
                                  Indian wearing a headband is partially in view behind the turkey. To the turkey's right is a scowling male Pilgrim wearing a black coat and top hat with his arms folded defiantly across his chest. To the turkey's left is an angry-looking woman wearing a full apron. Her hair is pulled in a bun atop her head. She is holding a meat cleaver in her right hand.

CARTOON B

"Ask your druggist"               The cartoon depicts a middle-aged male
                                  pharmacist, full head of hair, thick mustache, wearing a striped tie and what appears to be a white laboratory coat with pens sticking out of his left breast pocket. A sign behind him reads "PHARMACY." The man's right elbow is resting on a counter and the fingers of his right hand are resting on his right temple. His left hand is around a jar which is sitting on the counter. A label is affixed to the jar.